EXHIBIT 4
FIRST AMENDMENT AGREEMENT
     This FIRST AMENDMENT AGREEMENT (this “Amendment”) is made as of the 6th day of June, 2007 among:
     (a) APPLIED INDUSTRIAL TECHNOLOGIES, INC., an Ohio corporation (“US Borrower”);
     (b) each Canadian Borrower, as defined in the Credit Agreement, as hereinafter defined (each such Canadian Borrower, together with US Borrower, collectively, “Borrowers” and, individually, each a “Borrower”);
     (c) the Lenders, as defined in the Credit Agreement, as hereinafter defined;
     (d) KEYBANK NATIONAL ASSOCIATION, as the lead arranger, book runner and administrative agent for the Lenders under the Credit Agreement (“Agent”); and
     (e) U.S. BANK NATIONAL ASSOCIATION, as syndication agent under the Credit Agreement.
     WHEREAS, Borrowers, Agent and the Lenders are parties to that certain Credit Agreement, dated as of June 3, 2005, that provides, among other things, for loans and letters of credit aggregating One Hundred Million Dollars ($100,000,000), all upon certain terms and conditions (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”);
     WHEREAS, Borrowers, Agent and the Lenders desire to amend the Credit Agreement to modify certain provisions thereof;
     WHEREAS, each capitalized term used herein and defined in the Credit Agreement, but not otherwise defined herein, shall have the meaning given such term in the Credit Agreement; and
     WHEREAS, unless otherwise specifically provided herein, the provisions of the Credit Agreement revised herein are hereby amended effective as of the date of this Amendment;
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, Borrowers, Agent and the Lenders hereby agree as follows:

     1. Amendment to Introduction. The Credit Agreement is hereby amended to delete its introductory paragraph therefrom and to insert in place thereof the following:
     This CREDIT AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this “Agreement”) is made effective as of the 3rd day of June, 2005 among:
     (a) APPLIED INDUSTRIAL TECHNOLOGIES, INC., an Ohio corporation (“US Borrower”);
     (b) each Canadian Borrower, as hereinafter defined (each such Canadian Borrower, together with US Borrower, collectively, “Borrowers” and, individually, each a “Borrower”);
     (c) the lenders from time to time listed on Schedule 1 hereto and each other Eligible Transferee, as hereinafter defined, that becomes a party hereto pursuant to Section 2.10(b) or 10.10 hereof (collectively, the “Lenders” and, individually, each a “Lender”);
     (d) KEYBANK NATIONAL ASSOCIATION, as lead arranger, book runner and administrative agent for the Lenders under this Agreement (“Agent”);
     (e) U.S. BANK NATIONAL ASSOCIATION, as syndication agent under this Agreement (the “Syndication Agent”);
     (f) PNC BANK, NATIONAL ASSOCIATION, as co-documentation agent under this Agreement (a “Co-Documentation Agent”); and
     (g) JPMORGAN CHASE BANK, N.A., as co-documentation agent under this Agreement (a “Co-Documentation Agent”).
     2. Amendment to Definitions. Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of “Additional Commitment”, “Additional Lender Assumption Agreement”, “Applicable Facility Fee Rate”, “Applicable Margin”, “Commitment Period”, “Maximum CAD Revolving Amount”, “Maximum Commitment Amount”, “Maximum US Revolving Amount” and “Total Commitment Amount” therefrom and to insert in place thereof, respectively, the following:
     “Additional Commitment” shall mean an Additional US Commitment or an Additional CAD Commitment.
     “Additional Lender Assumption Agreement” shall mean an additional lender assumption agreement, in form and substance satisfactory to Agent, wherein an Additional Lender shall become a US Lender or a Canadian Lender.
     “Applicable Facility Fee Rate” shall mean:

     (a) for any date prior to the First Amendment Effective Date, the Applicable Facility Fee Rate in effect prior to the First Amendment Effective Date;
     (b) for the period from the First Amendment Effective Date through October 31, 2007, seven (7) basis points; and
     (c) commencing with the Consolidated financial statements of US Borrower for the fiscal year ending June 30, 2007, the number of basis points set forth in the following matrix, based upon the result of the computation of the Leverage Ratio, shall be used to establish the number of basis points that will go into effect on November 1, 2007 and thereafter:

Leverage Ratio	Applicable Facility Fee Rate
Greater than or equal to 2.50 to 1.00	15.00 basis points
Less than 2.50 to 1.00 but greater than or equal to 2.00 to 1.00	12.50 basis points
Less than 2.00 to 1.00 but greater than or equal to 1.50 to 1.00	10.00 basis points
Less than 1.50 to 1.00 but greater than or equal to 1.00 to 1.00	9.00 basis points
Less than 1.00 to 1.00 but greater than or equal to 0.50 to 1.00	8.00 basis points
Less than 0.50 to 1.00	7.00 basis points
After November 1, 2007, changes to the Applicable Facility Fee Rate shall be effective on the first day of each month following the date upon which Agent received, or, if earlier, Agent should have received, pursuant to Section 5.3(a) and (b) hereof, the Consolidated financial statements of the Companies. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of Agent and the Lenders to charge the Default Rate, or the rights and remedies of Agent and the Lenders pursuant to Articles VII and VIII hereof.
     “Applicable Margin” shall mean:
     (a) for any date prior to the First Amendment Effective Date, the Applicable Margin in effect prior to the First Amendment Effective Date;
     (b) for the period from the First Amendment Effective Date through October 31, 2007, twenty-three (23) basis points; and
     (c) commencing with the Consolidated financial statements of US Borrower for the fiscal year ending June 30, 2007, the number of basis points set forth in the following matrix, based upon the result of the computation of the Leverage Ratio, shall be used to establish the number of basis points that will go into effect on November 1, 2007 and thereafter:

Leverage Ratio	Applicable Margin
Greater than or equal to 2.50 to 1.00	60.00 basis points
Less than 2.50 to 1.00 but greater than or equal to 2.00 to 1.00	50.00 basis points
Less than 2.00 to 1.00 but greater than or equal to 1.50 to 1.00	40.00 basis points
Less than 1.50 to 1.00 but greater than or equal to 1.00 to 1.00	31.00 basis points
Less than 1.00 to 1.00 but greater than or equal to 0.50 to 1.00	27.00 basis points
Less than to 0.50 to 1.00	23.00 basis points
After November 1, 2007, changes to the Applicable Margin shall be effective on the first day of each month following the date upon which Agent received, or, if earlier, Agent should have received, pursuant to Section 5.3(a) and (b) hereof, the Consolidated financial statements of the Companies. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of Agent and the Lenders to charge the Default Rate, or the rights and remedies of Agent and the Lenders pursuant to Articles VII and VIII hereof.
     “Commitment Period” shall mean the period from the Closing Date to June 5, 2012, or such earlier date on which the Commitment shall have been terminated pursuant to Article VIII hereof.
     “Maximum CAD Revolving Amount” shall mean Five Million Dollars ($5,000,000), as such amount may be increased up to the Ultimate CAD Commitment Amount pursuant to Section 2.10(b)(ii) hereof, or decreased pursuant to Section 2.10(a) hereof.
     “Maximum Commitment Amount” shall mean Two Hundred Million Dollars ($200,000,000).
     “Maximum US Revolving Amount” shall mean One Hundred Forty-Five Million Dollars ($145,000,000), as such amount may be increased up to the Ultimate US Commitment Amount pursuant to Section 2.10(b)(i) hereof, or decreased pursuant to Section 2.10(a) hereof.
     “Total Commitment Amount” shall mean One Hundred Fifty Million Dollars ($150,000,000), as such amount may be increased up to the Maximum Commitment Amount pursuant to Section 2.10(b)(i) or (ii) hereof, or decreased pursuant to Section 2.10(a) hereof.
     3. Addition to Definitions. Section 1.1 of the Credit Agreement is hereby amended to add the following new definitions thereto:

     “Additional CAD Commitment” shall mean that term as defined in Section 2.10(b)(ii) hereof.
     “Additional US Commitment” shall mean that term as defined in Section 2.10(b)(i) hereof.
     “First Amendment Effective Date” shall mean June 6, 2007.
     “Ultimate CAD Revolving Amount” shall mean the lesser of (a) Thirty Million Dollars ($30,000,000), or (b) an amount equal to (i) Two Hundred Million Dollars ($200,000,000), minus (ii) the Maximum US Revolving Amount.
     “Ultimate US Revolving Amount” shall mean the amount equal to (a) Two Hundred Million Dollars ($200,000,000), minus (b) the Maximum CAD Revolving Amount.
     4. Amendment to Modifications of Commitment. Section 2.10 of the Credit Agreement is hereby amended to delete subsection (b) therefrom and to insert in place thereof the following:
     (b) Increase in Commitment.
     (i) US Commitment. At any time during the Commitment Increase Period, US Borrower may increase the Maximum US Revolving Amount up to an amount that shall not exceed the Ultimate US Revolving Amount (with a corresponding increase in the Total Commitment Amount) by either (A) increasing, for one or more US Lenders, with their prior written consent (and with the prior written consent of Agent), their respective US Revolving Credit Commitments, or (B) including one or more Additional Lenders, with the prior written consent of Agent (which shall not be unreasonably withheld), each with a new US Revolving Credit Commitment, as a party to this Agreement (each, an “Additional US Commitment”).
     (ii) Canadian Commitment. At any time during the Commitment Increase Period, US Borrower, on behalf of the Canadian Borrowers, may increase the Maximum CAD Revolving Amount up to an amount that shall not exceed the Ultimate CAD Revolving Amount (with a corresponding increase in the Total Commitment Amount) by either (A) increasing, for one or more Canadian Lenders, with their prior written consent (and with the prior written consent of Agent), their respective CAD Revolving Credit Commitments, or (B) including one or more Additional Lenders, with the prior written consent of Agent (which shall not be unreasonably withheld), each with a new CAD Revolving Credit Commitment, as a party to this Agreement (each, an “Additional CAD Commitment”).

     (iii) Generally. During the Commitment Increase Period, the Lenders agree that Agent, in its sole discretion, may permit one or more Additional Commitments upon satisfaction of the following requirements: (A) each Additional Lender, if any, shall execute an Additional Lender Assumption Agreement, (B) Agent shall provide to each Lender a revised Schedule 1 to this Agreement, including revised Applicable Commitment Percentages for each of the Lenders, if appropriate, at least three Business Days prior to the date of the effectiveness of such Additional Commitments (each an “Additional Lender Assumption Effective Date”), (C) each Additional Lender’s US Revolving Credit Commitment or CAD Revolving Credit Commitment, as applicable, shall be for an amount of no less than Ten Million Dollars ($10,000,000), and (D) US Borrower or the Canadian Borrowers, as applicable, shall execute and deliver to Agent and the Lenders such replacement or additional Revolving Credit Notes as shall be required by Agent (to the extent Notes have been requested by the affected Lenders). In connection with the inclusion of an Additional Lender with an Additional CAD Commitment, if determined to be reasonably necessary by Agent, Borrowers understand and agree to enter into a technical amendment with Agent and the Required Lenders, which amendment shall provide the funding details for having multiple Canadian Lenders. The Lenders hereby authorize Agent to execute each Additional Lender Assumption Agreement on behalf of the Lenders. On each Additional Lender Assumption Effective Date, the US Lenders or Canadian Lenders, as applicable, shall make adjustments among themselves with respect to the US Revolving Loans or CAD Revolving Loans then outstanding and amounts of principal, interest and facility fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of Agent, in order to reallocate among such Lenders such outstanding amounts, based on the revised Applicable Commitment Percentages and to otherwise carry out fully the intent and terms of this Section 2.10(b). In connection with a commitment increase pursuant to subpart (i) or (ii) above, it is understood and agreed that the Maximum Amount of any Lender will not be increased (or decreased except pursuant to Section 2.10(a) hereof) without the prior written consent of such Lender. Borrowers shall not increase the Maximum US Revolving Amount, the Maximum CAD Revolving Amount, or the Total Commitment Amount pursuant to this Section 2.10(b) if a Default or an Event of Default shall then exist, or immediately after giving effect to any such increase would exist.
     5. Amendment to Liens Covenant. Section 5.9 of the Credit Agreement is hereby amended to delete subsection (h) therefrom and to insert in place thereof the following:
     (h) any other Liens (including all Liens existing on the Closing Date as set forth in Schedule 5.9 hereto), so long as the aggregate amount of Indebtedness secured by all such Liens (exclusive of asset securitizations) does not exceed for all Companies at any time an aggregate amount equal to fifteen percent (15%) of Consolidated Total Assets, based upon the financial statements of US Borrower for the most recently completed fiscal quarter.

     6. Addition to Liens Covenant. Section 5.9 of the Credit Agreement is hereby amended to add a new subsection (i) at the end thereof:
     (i) any financing statement filed on a Company to evidence the sale of accounts receivable of such Company pursuant to Section 5.12(j) hereof.
     7. Amendment to Merger and Sale of Assets Covenant. Section 5.12 of the Credit Agreement is hereby amended to delete subsection (g) therefrom and to insert in place thereof the following:
     (g) any Company may sell, lease, transfer or otherwise dispose of any of its assets to any Person (in addition to any such sale, lease, transfer or disposal to US Borrower or a Domestic Guarantor of Payment) so long as the aggregate amount of all such assets sold, leased, transferred or otherwise disposed of by all Companies in any fiscal year of US Borrower does not exceed an amount equal to ten percent (10%) of the rolling two-year average (as calculated on a quarterly basis and divided by eight) of Consolidated Total Assets; provided that any sale, transfer or disposition of fixed assets shall be excluded from such calculation so long as the proceeds are reinvested in similar fixed assets within one year from such sale, transfer or disposition (for clarification purposes, the exclusion from the calculation shall not occur until the reinvestment date).
     8. Addition to Merger and Sale of Assets Covenant. Section 5.12 of the Credit Agreement is hereby amended to add the following new subsection (j) at the end thereof:
     (j) in addition to the transfers of assets permitted above, if requested by a customer of a Company, such Company shall be permitted to participate in such customer’s supply financing program whereby such Company may sell all of its accounts receivable from such customer to a third party financial institution on terms comparable to other vendors participating in such supply financing program, so long as there shall be no credit recourse to such Company with respect to such accounts receivable after such sale.
     9. Amendment to Compliance with Laws Representation. Section 6.3 of the Credit Agreement is hereby amended to add the following new subsections (d), (e) and (f) at the end thereof:
     (d) has ensured that no Person who owns a controlling interest in or otherwise controls a Company is (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, or any other similar lists maintained by OFAC pursuant to any authorizing statute, executive order or regulation, or (ii) a Person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar executive orders;
     (e) is in material compliance with all applicable Bank Secrecy Act (“BSA”) and anti-money laundering laws and regulations; and

     (f) is in compliance, in all material respects, with the Patriot Act.
     10. Amendment to Money Judgment Event of Default. Article VII of the Credit Agreement is hereby amended to delete Section 7.8 therefrom and to insert in place thereof the following:
     Section 7.8. Money Judgment. A final judgment or order for the payment of money shall be rendered against any Company by a court of competent jurisdiction, that remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired, provided that the aggregate of all such judgments, for all such Companies, shall exceed the Dollar Equivalent of Twenty Million Dollars ($20,000,000) (less any amount that will be covered by the proceeds of insurance and is not subject to dispute by the insurance provider).
     11. Amendment to Agency Provisions. Article IX of the Credit Agreement is hereby amended to delete Section 9.13 therefrom and to insert in place thereof the following:
     Section 9.13. Other Agents. As used in this Agreement, the term “Agent” shall only include Agent. Neither the Syndication Agent nor the Co-Documentation Agents shall have any rights, obligations or responsibilities hereunder in such capacity.
     12. Amendment to Schedules. The Credit Agreement is hereby amended to delete Schedule 1 (Lenders and Commitments) therefrom and to insert in place thereof a new Schedule 1 in the form of the attached Schedule 1.
     13. Closing Items. Concurrently with the execution of this Amendment:
     (a) US Borrower shall execute and deliver to Agent, for delivery to each US Lender increasing its commitment, a replacement US Revolving Credit Note, in the amounts specified in Schedule 1 to the Credit Agreement;
     (b) US Borrower shall execute and deliver to Agent, for delivery to JPMorgan Chase Bank, N.A., a new US Revolving Credit Note, in the amounts specified in Schedule 1 to the Credit Agreement;
     (c) US Borrower shall deliver to Agent and the Lenders appropriate resolutions of US Borrower authorizing the increase in the Total Commitment Amount and the execution of this Amendment;
     (d) US Borrower shall pay an amendment fee to Agent, for the pro-rata benefit of the Lenders, in an amount equal to five basis points multiplied by the Total Commitment Amount, as in effect on the First Amendment Effective Date;

     (e) US Borrower shall execute and deliver to Agent, for its sole benefit, the First Amendment Agent Fee Letter, and pay to Agent, for its sole account, the fees stated therein;
     (f) US Borrower shall cause each Guarantor of Payment to execute the attached Guarantor Acknowledgment and Agreement; and
     (g) US Borrower shall pay all legal fees and expenses of Agent in connection with this Amendment.
     14. JPMorgan Chase Bank, N.A., as a Lender. By executing this Amendment, JPMorgan Chase Bank, N.A. (“Chase”) represents and warrants to Borrowers, Agent and the Lenders that (a) it meets the requirements to be an assignee as set forth in Section 10.10 of the Credit Agreement; (b) it is able to fund the Loans and the Letters of Credit as required by the Credit Agreement; (c) it will perform, in accordance with their terms, all of the obligations which by the terms of the Credit Agreement and the Related Writings are required to be performed by it as a Lender thereunder; and (d) it has reviewed each of the Loan Documents. Chase appoints Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Agent by the terms thereof. On the First Amendment Effective Date, Chase shall become and thereafter be deemed to be a “Lender” for the purposes of the Credit Agreement and the other Loan Documents, and shall be bound thereby as if it were an original signatory thereto. All notices, requests, demands and other communications provided for under the Credit Agreement to Chase, mailed or delivered to it, shall be addressed to it at the address specified on the signature pages of this Amendment, or at such other address as shall be designated by Chase in a written notice to each of the other parties.
     15. Representations and Warranties. Each Borrower hereby represents and warrants to Agent and the Lenders that (a) such Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind such Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by such Borrower and the performance and observance by such Borrower of the provisions hereof do not violate or conflict with the organizational agreements of such Borrower or any law applicable to such Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against such Borrower; (d) no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) such Borrower is not aware of any claim or offset against, or defense or counterclaim to, such Borrower’s obligations or liabilities under the Credit Agreement or any Related Writing; and (f) this Amendment constitutes a valid and binding obligation of such Borrower in every respect, enforceable in accordance with its terms.
     16. Waiver. Each Borrower, by signing below, hereby waives and releases Agent and the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which such

Borrower is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.
     17. References to Credit Agreement. Each reference that is made in the Credit Agreement or any Related Writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all terms and provisions of the Credit Agreement are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Related Writing.
     18. Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
     19. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
     20. Severability. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.
     21. Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.
[Remainder of page intentionally left blank.]

JURY TRIAL WAIVER. BORROWERS, AGENT AND THE LENDERS, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.
IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
By:	/s/ Mark O. Eisele
Mark O. Eisele
Vice President — Chief Financial Officer & Treasurer

By:	/s/ Fred D. Bauer
Fred D. Bauer
Vice President — General Counsel & Secretary

AIT LIMITED PARTNERSHIP by: Applied Nova Scotia Company, its general partner
By:	/s/ Mark O. Eisele
Mark O. Eisele
Vice President — Chief Financial Officer & Treasurer

By:	/s/ Fred D. Bauer
Fred D. Bauer
Vice President — General Counsel & Secretary

APPLIED INDUSTRIAL TECHNOLOGIES, LTD.
By:	/s/ Mark O. Eisele
Mark O. Eisele
Vice President — Chief Financial Officer & Treasurer

By:	/s/ Fred D. Bauer
Fred D. Bauer
Vice President — General Counsel & Secretary

Signature Page 1 of 3
to First Amendment Agreement

APPLIED NOVA SCOTIA COMPANY
By:	/s/ Mark O. Eisele
Mark O. Eisele
Vice President — Chief Financial Officer & Treasurer

By:	/s/ Fred D. Bauer
Fred D. Bauer
Vice President — General Counsel & Secretary

DYNAVEST NOVA SCOTIA COMPANY
By:	/s/ Mark O. Eisele
Mark O. Eisele
Vice President — Chief Financial Officer & Treasurer

By:	/s/ Fred D. Bauer
Fred D. Bauer
Vice President — General Counsel & Secretary

KEYBANK NATIONAL ASSOCIATION, as Agent and as a Lender
By:	/s/ Thomas J. Purcell
	Name:	Thomas J. Purcell
	Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as Syndication Agent and as a Lender
By:	/s/ Christine C. Gencer
	Name:	Christine C. Gencer
	Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as Co-Documentation Agent and as a Lender
By:	/s/ Patrick Flaherty
	Name:	Patrick Flaherty
	Title:	Credit Officer
Signature Page 2 of 3
to First Amendment Agreement

JPMORGAN CHASE BANK, N.A., as Co-Documentation Agent and as a Lender
By:	/s/ Lisa Whatley
	Name:	Lisa Whatley
	Title:	Senior Vice President

FIFTH THIRD BANK
By:	/s/ Martin H. McGinty
	Name:	Martin H. McGinty
	Title:	Vice President

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH
By:	/s/ Michael N. Tam
	Name:	Michael N. Tam
	Title:	Senior Vice President
Signature Page 3 of 3
to First Amendment Agreement

ACKNOWLEDGMENT AND AGREEMENT
The undersigned consent and agree to and acknowledge the terms of the foregoing First Amendment Agreement dated as of June 6, 2007. The undersigned further agree that the obligations of the undersigned pursuant to the Guaranty of Payment executed by the undersigned shall remain in full force and effect and be unaffected hereby.
The undersigned hereby waive and release Agent and the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which the undersigned are aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.
     JURY TRIAL WAIVER. THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT, THE LENDERS AND THE UNDERSIGNED, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

APPLIED INDUSTRIAL TECHNOLOGIES-CA LLC	APPLIED INDUSTRIAL TECHNOLOGIES-INDIANA LLC
APPLIED INDUSTRIAL TECHNOLOGIES-DBB, INC.
APPLIED INDUSTRIAL TECHNOLOGIES-DIXIE, INC.	by:	APPLIED INDUSTRIAL TECHNOLOGIES, INC.,
APPLIED INDUSTRIAL TECHNOLOGIES-MAINLINE, INC.		the Managing Member
APPLIED INDUSTRIAL TECHNOLOGIES-TX LP
AIR AND HYDRAULICS ENGINEERING, INCORPORATED	By:	/s/ Mark O. Eisele
ESI ACQUISITION CORPORATION		Mark O. Eisele
THE OHIO BALL BEARING COMPANY		Vice President — Chief Financial Officer & Treasurer
BEARINGS PAN AMERICAN, INC.
BEARINGS SALES AND SERVICES, INC.
AIR DRAULICS ENGINEERING CO.
APPLIED INDUSTRIAL TECHNOLOGIES-CAPITAL LLC

By:	/s/ Mark O. Eisele
Mark O. Eisele
Vice President — Chief Financial Officer & Treasurer

Signature Page 1 of 2
to Acknowledgment & Agreement

APPLIED INDUSTRIAL TECHNOLOGIES-PA LLC		APPLIED-MICHIGAN, LTD.

by:	APPLIED INDUSTRIAL TECHNOLOGIES, INC., the Member	by:	APPLIED INDUSTRIAL TECHNOLOGIES-DBB, INC., the Manager

By:	/s/ Mark O. Eisele	By:	/s/ Mark O. Eisele

	Mark O. Eisele Vice President — Chief Financial Officer & Treasurer		Mark O. Eisele Vice President — Chief Financial Officer & Treasurer

SPENCER FLUID POWER, INC. APPLIED INDUSTRIAL TECHNOLOGIES-MBC, INC.
By:	/s/ Mark O. Eisele
Mark O. Eisele
Vice President — Chief Financial Officer & Treasurer

GUARANTOR OF CANADIAN LOANS: APPLIED INDUSTRIAL TECHNOLOGIES, INC.
By:	/s/ Mark O. Eisele
Mark O. Eisele
Vice President — Chief Financial Officer & Treasurer

Signature Page 2 of 2
to Acknowledgment & Agreement

SCHEDULE 1

	US REVOLVING	US REVOLVING
	CREDIT	CREDIT
	COMMITMENT	COMMITMENT	MAXIMUM
US LENDERS	PERCENTAGE	AMOUNT	AMOUNT
KeyBank National Association	27.59%	$40,000,000	$40,000,000
U.S. Bank National Association	24.14%	$35,000,000	$35,000,000
PNC Bank, National Association	20.69%	$30,000,000	$30,000,000
JPMorgan Chase Bank, N.A.	17.24%	$25,000,000	$25,000,000
Fifth Third Bank	10.34%	$15,000,000	$15,000,000
Maximum US Revolving Amount	100.00%	$145,000,000.00

	CAD REVOLVING	CAD REVOLVING
	CREDIT	CREDIT
	COMMITMENT	COMMITMENT	MAXIMUM
CANADIAN LENDERS	PERCENTAGE	AMOUNT	AMOUNT
JPMorgan Chase Bank, N.A., Toronto Branch	100.00%	$5,000,000.00	$5,000,000.00
Maximum CAD Revolving Amount	100.00%	$5,000,000.00
TOTAL COMMITMENT AMOUNT			$150,000,000.00